UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 26, 2010, Colony Financial, Inc. (the “Company”) set the close of business on April 7, 2010 as the deadline for stockholders to submit director nominations or stockholder proposals pursuant to the Company’s Bylaws for presentation before the upcoming Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”). Any stockholder of the Company wishing to submit a director nomination or stockholder proposal for presentation at the Annual Meeting must deliver the information required by the Company’s Bylaws in writing no later than April 7, 2010 to the Secretary, Ronald M. Sanders, 2450 Broadway, 6th Floor, Santa Monica, California 90404. Such notices relating to director nominations or stockholder proposals must comply with the requirements of the Company’s Bylaws, the New York Stock Exchange and other applicable law, and may not be presented at the Annual Meeting otherwise.

The Annual Meeting will be held on May 27, 2010. The record date for stockholders entitled to vote at the Annual Meeting will be the close of business on April 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2010	COLONY FINANCIAL, INC.

	By:	/s/ DARREN J. TANGEN
Darren J. Tangen
Chief Financial Officer and Treasurer

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